Exhibit 10.3

PERFORMANCE SHARE GRANT NOTICE
UNDER THE
FRONTDOOR, INC.
2018 OMNIBUS INCENTIVE PLAN

frontdoor, inc., a Delaware corporation (the “Company”), pursuant to its 2018 Omnibus Incentive Plan (the “Plan”), hereby grants to the Associate set forth below the number of Performance Shares set forth below.  The Performance Shares are subject to all of the terms and conditions as set forth in this grant notice, in the Performance Share Terms and Conditions (attached hereto) (the “Performance Share T&Cs”), and in the Plan, all of which are incorporated herein in their entirety.  Capitalized terms not otherwise defined herein or in the Performance Share T&Cs shall have the meaning set forth in the Plan.

Associate:###PARTICIPANT_NAME###

Grant Date:  ###GRANT_DATE###

Number of

Performance Shares:  ###TOTAL_AWARDS###

Vesting:Provided that the Associate has not undergone a Termination of employment, the Performance Shares will vest as follows:

(a)Upon certification by the Administrator of the achievement of the applicable Performance Goal in respect of an applicable Performance Milestone (a “Determination Date”), a number of Performance Shares will vest in an amount equal to the product of (x) the total number of Performance Shares granted hereunder multiplied by (y) the applicable Vesting Percentage relating to such Performance Milestone, determined as follows:

Performance Milestone	Performance Goal	Vesting Percentage Upon Achievement of Performance Milestone
Weighted Average Market Capitalization (“WAMC”)	[ ]	[ ]
Revenue	[ ]	[ ]

(b)For purposes of calculating WAMC, the Company’s WAMC for any fiscal quarter shall be equal to the average of the products of (x) the closing price per Share on each trading date in such fiscal quarter as reported on the Applicable Exchange multiplied by (y) the number of Shares outstanding on each such trading date in such fiscal quarter.

(c)For purposes of calculating Revenue, the Company’s Revenue shall be equal to the Company’s revenue, as reported in (or otherwise calculated in a manner consistent with) the Company’s Form 10-Ks and Form 10-Qs as filed with the U.S. Securities and Exchange Commission, with respect to each fiscal quarter during the Performance Period.

(d)Performance Milestones will be measured quarterly over a performance period commencing [  ] and ending [  ] (the “Performance Cycle”), with the Revenue Performance Milestone deemed satisfied if the aggregate Revenue over a period of four (4) consecutive fiscal quarters is sufficient to satisfy the Revenue Performance Goal and the WAMC Performance Milestone deemed satisfied if the the WAMC in each of four (4) consecutive fiscal quarters is sufficient to satisfy the WAMC Performance Goal; provided,  however, that in the event that the Company’s achievement of the WAMC Performance Milestone in a fiscal quarter is insufficient to satisfy the WAMC Performance Goal, the WAMC Performance Goal for such fiscal quarter shall be deemed satisfied if the average of the Company’s WAMC in such fiscal quarter and the immediately following fiscal quarter is sufficient to satisfy the WAMC Performance Goal.

(e)If as of the Determination Date immediately following the end of the Performance Cycle (the “Final Determination Date”), the Revenue Performance Goal has not been achieved, a number of Performance Shares will vest as follows:

(i)if the aggregate Revenue for the preceding four (4) fiscal quarters is equal to [  ], then a number of Performance Shares will vest in an amount equal to the product of (x) the total number of Performance Shares granted multiplied by (y) one-quarter of the Vesting Percentage relating to the Revenue Performance Milestone; and

(ii)if the aggregate Revenue for the preceding four (4) fiscal quarters is equal to [  ], then a number of Performance Shares will vest in an amount equal to the product of (x) the total number of Performance Shares granted multiplied by (y) one-half of the Vesting Percentage relating to the Revenue Performance Milestone.

To the extent that the aggregate Revenue for the preceding four (4) fiscal quarters falls between any the levels set forth in (i) and (ii) above, or (ii) and full achievement of the Revenue Performance Goal, linear interpolation shall apply.

(f)If as of the Final Determination Date, the WAMC Performance Goal has not been achieved, a number of Performance Shares will vest as follows:

(i)if the average WAMC for the preceding four (4) fiscal quarters is equal to [  ], then a number of Performance Shares will vest in an amount equal to the product of (x) the total number of Performance Shares granted multiplied by (y) one-quarter of the Vesting Percentage relating to the WAMC Performance Milestone;

(ii)if the average WAMC for the preceding four (4) fiscal quarters is equal to [  ], then a number of Performance Shares will vest in an amount equal to the product of (x) the total number of Performance Shares granted multiplied by (y) one-half of the Vesting Percentage relating to the WAMC Performance Milestone; and

(iii) if the average WAMC for the preceding four (4) fiscal quarters is equal to [  ], then a number of Performance Shares will vest in an amount equal to the product of (x) the total number of Performance Shares granted multiplied by (y) the Vesting Percentage relating to the WAMC Performance Milestone

To the extent that the average WAMC for the preceding four (4) fiscal quarters falls between any the levels set forth in (i)-(iii) above, linear interpolation shall apply.

(g)Notwithstanding the foregoing:

(i)in the event of the Associate’s Termination of employment prior to the end of the Performance Cycle (other than for Cause, due to death or Disability, or as a result of a voluntary Termination of employment by the Associate for any reason other than Good Reason), any unvested Performance Shares shall remain eligible to vest until the earlier of (x) the Final Determination Date and (y) the Determination Date in respect of the end of the second fiscal quarter following the fiscal quarter in which such Termination of employment occurs;

(ii) in the event of the Associate’s Termination of employment prior to the end of the Performance Cycle as a result of the Associate’s death or Disability, any unvested Performance Shares shall remain eligible to vest until the Final Determination Date; and

(iii) in the event of a Change in Control prior to the end of the Performance Cycle, any Performance Milestone that has not been met as of such Change in Control shall be deemed to have met and any unvested Performance Shares shall vest immediately prior to such Change in Control.

***

FRONTDOOR, INC.

By: /s/ Jeffrey A Fiarman
Name: Jeffrey A. Fiarman
Title:  SVP, General Counsel & Secretary

THE UNDERSIGNED ASSOCIATE ACKNOWLEDGES RECEIPT OF THIS PERFORMANCE SHARE GRANT NOTICE, THE TERMS AND CONDITIONS AND THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF PERFORMANCE SHARES HEREUNDER, AGREES TO BE BOUND BY THE TERMS OF THIS PERFORMANCE SHARE GRANT NOTICE, THE TERMS AND CONDITIONS AND THE PLAN.  1

Associate

________________________________

###PARTICIPANT_NAME###

__________________________

1 To the extent that the Company has established, either itself or through a third-party plan administrator, the ability to accept this award electronically, such acceptance shall constitute the Associate’s signature hereto.

TERMS AND CONDITIONS
OF
PERFORMANCE SHARES
UNDER THE
FRONTDOOR, INC.
2018 OMNIBUS INCENTIVE PLAN

Pursuant to the Performance Share Grant Notice (the “Grant Notice”) delivered to the Associate (as defined in the Grant Notice), and subject to the terms of these Performance Share Terms and Conditions (this “Terms and Conditions”) and the frontdoor, inc. 2018 Omnibus Incentive Plan (the “Plan”), frontdoor, inc., a Delaware corporation (the “Company”), and the Associate agree as follows.  Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan.

1. Grant of Performance Shares.  Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Associate the number of Performance Shares provided in the Grant Notice.  The Company may make one or more additional grants of Performance Shares to the Associate under this Terms and Conditions by providing the Associate with a new Grant Notice, which may also include any terms and conditions differing from this Terms and Conditions to the extent provided therein.  The Company reserves all rights with respect to the granting of additional Performance Shares and makes no implied promise to grant additional Performance Shares.

2. Vesting. Subject to the conditions contained herein and in the Plan, the Performance Shares shall vest as provided in the Grant Notice.

3. Settlement of Performance Shares.  Subject to Section 8 hereof, promptly following the date on which any Performance Shares becomes vested, and in any event no later than March 15th of the calendar year following the calendar year in which such vesting occurs (the “Settlement Date”), the Company shall issue to the Associate or the Associate’s beneficiary, without charge, one (1) share of Common Stock for each such vested Performance Share; provided, however, that the Administrator may, in its sole discretion, elect to (A) pay cash or part cash and part Shares in lieu of issuing only Shares; or (B) defer the issuance of Shares (or cash or part cash and Shares, as the case may be) beyond the Settlement Date if such extension would not cause adverse tax consequences under Section 409A of the Code.  If a cash payment is made in lieu of issuing Settlement Shares in respect of such Performance Shares, the amount of such payment shall be equal to the Fair Market Value per share of the Company Common Stock as of the applicable vesting date (or applicable date of settlement if clause (B) above is applicable).

4. Treatment of Performance Shares Upon Termination.  Unless otherwise (x) determined by the Administrator or (y) set forth in the Grant Notice, upon termination of the Associate’s employment with the Company and its Subsidiaries for any reason (a “Termination”):

(a) all vesting with respect to the Performance Shares shall cease (after taking into account any vesting of Performance Shares as set forth in the Grant Notice); and

(b) the unvested Performance Shares shall be forfeited to the Company by the Associate as of the date of such Termination for no consideration.
5. Certain Definitions.

(a) Unless otherwise (x) determined by the Administrator or (y) set forth in the Grant Notice, no cancellation, acceleration of vesting or other payment shall occur with respect to any Performance Share in connection with a Change in Control, if the Administrator reasonably determines prior to the Change in Control that the Associate shall receive an “Alternative Award” meeting the requirements of the Plan; provided, however, that if within two years following a Change in Control, the Associate’s employment is involuntarily (other than for Cause) terminated or the Associate resigns with Good Reason (as defined below), at a time when any portion of the Alternative Award is unvested, the unvested portion of such Alternative Award shall immediately vest in full and such Associate shall be provided with either cash or marketable stock equal to the fair market value of the stock subject to the Alternative Award on the date of termination.

(b) For purposes hereof, “Good Reason” means, without the Associate’s written consent, the occurrence of any of the following events:

(i) The reduction in any material respect in the Associate’s position(s), authorities or responsibilities that the Associate had with the Company immediately prior to the time of the Change in Control;

(ii) A material reduction in the Associate’s annual rate of base salary, annual target cash bonus opportunity or annual target long-term incentive opportunity, each in effect as of immediately prior to the date of the Change in Control; or

(iii) A material change in the location of the Associate’s location of work which will be at least more than 50 miles from the Associate’s place at work at the Company immediately prior to the date of the Change in Control.

If the Associate determines that Good Reason exists, the Associate must notify the Company in writing, within ninety (90) days following the initial existence of such grounds that the Associate determines constitutes Good Reason, or else such event shall not constitute Good Reason under the terms of the Associate’s employment.  If the Company remedies such event within thirty (30) days following receipt of such notice, the Associate may not terminate employment for Good Reason as a result of such event (the “Cure Period”).  In the event the Company does not timely remedy such event, the Associate must terminate his employment ninety (90) days following the end of the Cure Period.

6. Dividend Equivalents.  If the Company pays any cash dividend or similar cash distribution on the Company Common Stock, the Company shall credit to the Associate’s account with additional Performance Shares in an amount equal to (A) the product of (x) the number of the Associate’s Performance Shares as of the record date for such distribution times (y) the per share amount of such dividend or similar cash distribution on Company Common Stock, divided by (B) the Fair Market Value on the date such additional Performance Shares are so credited, rounded down to the nearest whole number of shares.  If the Company makes any dividend or other distribution on the Company Common Stock in the form of Company Common Stock or other securities, the Company will credit the Associate’s account with that number of additional shares of Company Common Stock or other securities that would have been distributed with respect to that number of shares of Company Common Stock underlying the Associate’s Performance Shares as of the record date thereof.  Any cash amounts or shares of Company Common Stock or other securities credited to the Associate’s account shall be paid to the Associate on the Settlement Date.

7. Restriction on Transfer; Non-Transferability of Performance Shares.  The Performance Shares are not assignable or transferable, in whole or in part, and they may not, directly or indirectly, be offered, transferred, sold, pledged, assigned, alienated, hypothecated or otherwise disposed of or encumbered (including, but not limited to, by gift, operation of law or otherwise).  Except as otherwise provided herein, no assignment or transfer of the Performance Shares, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such attempted assignment or transfer the Performance Shares shall terminate and become of no further effect.

8. Tax Withholding. Any applicable tax withholding requirements in connection with the Performance Shares shall be satisfied in accordance with Section 15.11 of the Plan.

9. Restrictive Covenant Agreement.  The Associate acknowledges and agrees that as a condition of receipt of the grant of the Performance Shares, unless already a party thereto, the Associate shall execute and deliver to the Company a Noncompetition, Assignment of Work Product and Confidentiality Agreement (the “Restrictive Covenant Agreement”), in the form attached hereto as Exhibit A, the provisions of which are hereby incorporated by reference.  The Associate acknowledges that the Associate has read and understands such covenants, including, specifically, the scope and duration thereof, and acknowledges and agrees that the terms of such Restrictive Covenant Agreement are in consideration for the Associate’s receipt of the grant of the Performance Shares under the Grant Notice, the Associate’s receipt of other benefits provided in Grant Notice, the Terms and Conditions, the Plan and elsewhere, and the Associate’s access to Confidential Information (as defined in the Restrictive Covenant Agreement).  The Restrictive Covenant Agreement is in addition to and does not supersede any other agreements between the Associate and the Company Group prohibiting competition with the Company Group.  No provisions in the Plan shall narrow the restrictions of, or terminate, the Restrictive Covenant Agreement and in the event of any inconsistency between the Restrictive Covenant Agreement and the Plan, the Restrictive Covenant Agreement shall govern.  Nothing in the Restrictive Covenant Agreement shall be construed to restrict the right of an attorney to practice law to the extent protected by statute, common law or applicable rules of professional conduct.

10. Miscellaneous.

(a) Incorporation of Forfeiture Provisions.  The Associate acknowledges and agrees that, pursuant to the Plan, he or she shall be subject to the Company’s Clawback Policy and any generally applicable disgorgement or forfeiture provisions set forth in Article XIII of the

Plan as of the date of the Grant Notice or as required by applicable law after the date of the Grant Notice.

(b) Dispute Resolution.  Any dispute or controversy between the Associate and the Company, whether arising out of or relating to these Terms and Conditions, the breach of these Terms and Conditions, or otherwise, shall be resolved in accordance with the frontdoor We Listen Dispute Resolution Plan then in effect.  Notwithstanding the foregoing, the Associate agrees that the Company may seek a temporary restraining order and/or preliminary injunction in any court of competent jurisdiction, without the posting of a bond, in order to preserve the status quo or to enforce the restrictive covenants contained on the Restrictive Covenant Agreement.

(c) Authorization to Share Personal Data.  The Associate authorizes any Affiliate of the Company that employs the Associate or that otherwise has or lawfully obtains personal data relating to the Associate to divulge or transfer such personal data to the Company or to a third party, in each case in any jurisdiction, if and to the extent appropriate in connection with these Terms and Conditions or the administration of the Plan.

(d) No Rights as Stockholder; No Voting Rights.  The Associate shall have no rights as a stockholder of the Company with respect to any Performance Shares or Shares covered by the Performance Shares until the delivery of the Shares.

(e) No Right to Continued Employment.  Nothing in these Terms and Conditions shall be deemed to confer on the Associate any right to continue in the employ of the Company or any Subsidiary, or to interfere with or limit in any way the right of the Company or any Subsidiary to terminate such employment at any time.

(f) Binding Effect; Benefits.  These Terms and Conditions shall be binding upon and inure to the benefit of the parties to these Terms and Conditions and their respective successors and assigns.  Nothing in these Terms and Conditions, express or implied, is intended or shall be construed to give any person other than the parties to these Terms and Conditions or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

(g) Waiver; Amendment.

(i) Waiver.  Any party hereto or beneficiary hereof may by written notice to the other parties (A) waive compliance with any of the conditions or covenants of the other parties contained in these Terms and Conditions and (B) waive or modify performance of any of the obligations of the other parties under these Terms and Condition and the Company may by written notice to the other parties extend the time for the performance of any of the obligations or other actions of the other parties under these Terms and Conditions.  Except as provided in the preceding sentence, no action taken pursuant to these Terms and Conditions, including, without limitation, any investigation by or on behalf of any party or beneficiary, shall be deemed to constitute a waiver by the party or beneficiary taking such action of compliance with any representations, warranties, covenants or agreements contained herein.  The waiver by any party hereto or beneficiary hereof of a breach of any provision of these Terms and Conditions shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by a party or beneficiary to exercise any right or privilege hereunder shall be deemed a waiver of such party’s or beneficiary’s rights or privileges hereunder or shall be deemed a waiver of such party’s or beneficiary’s rights to exercise the same at any subsequent time or times hereunder.

(ii) Amendment. These Terms and Conditions may not be amended, modified or supplemented orally, but only by a written instrument executed by the Associate and the Company.

(h) Assignability.  Neither these Terms and Conditions nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or the Associate without the prior written consent of the other party.

(i) Applicable Law and Forum.  These Terms and Conditions shall be governed by and construed in accordance with the law of the State of Delaware regardless of the application of rules of conflict of law that would apply the laws of any other jurisdiction.  Subject to the dispute resolution provision contained herein, any judicial action to enforce, interpret or challenge these Terms and Conditions shall be brought in the federal or state courts located in the State of Delaware, which shall be the exclusive forum for resolving such disputes.  Both parties irrevocably consent to the personal jurisdiction of such courts for purposes of any such action.

(j) Waiver of Jury Trial.  Each party hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding arising out of these Terms and Conditions or any transaction contemplated hereby.  Each party (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties have been induced to enter into the Agreement by, among other things, the mutual waivers and certifications in this section.

(k) Section and Other Headings, etc.  The section and other headings contained in these Terms and Conditions are for reference purposes only and shall not affect the meaning or interpretation of these Terms and Conditions.

(l) Counterparts.  These Terms and Conditions may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument. To the extent that the Company has established, either itself or through a third-party plan administrator, the ability to accept these Terms and Conditions electronically, such acceptance shall constitute the Associate’s signature hereto.

(m) Plan.   The terms and provisions of the Plan are incorporated herein by reference.  In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Terms and Conditions, the Plan shall govern and control.